UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MRC Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5956993
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Houston Center 909 Fannin, Suite 3100 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common Stock, par value $0.01	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-178980

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of the Registrant’s Securities to Be Registered.

This registration statement relates to the common stock, $0.01 par value per share, of MRC Global Inc. (the “Company”). Reference is made to the information set forth under the caption “Description of Our Capital Stock” in the Prospectus constituting a part of the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission, as amended (Registration No. 333-178980), which information is incorporated herein by reference. Any prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this registration statement.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 28, 2012

MRC Global Inc.

By:	/s/ James E. Braun
Name:	James E. Braun
Title:	Executive Vice President and Chief Financial Officer